As filed with the Securities and Exchange Commission on September 28, 2012

Registration No. 33-42268

Registration No. 333-12561

Registration No. 333-62475

Registration No. 333-75166

Registration No. 333-115429

Registration No. 333-115430

Registration No. 333-115432

Registration No. 333-126693

Registration No. 333-152458

Registration No. 333-160925

Registration No. 333-168377

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 33-42268

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-12561

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-62475

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-75166

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-115429

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-115430

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-115432

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-126693

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-152458

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-160925

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-168377

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

PENTAIR, INC.

(Exact name of Registrant as specified in its charter)

Minnesota	41-0907434
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

5500 Wayzata Boulevard, Suite 800 Golden Valley, Minnesota	55416
(Address of principal executive offices)	(Zip Code)

Pentair, Inc. Outside Directors Nonqualified Stock Option Plan

International Stock Purchase and Bonus Plan

Pentair, Inc. Employee Stock Purchase and Bonus Plan (As Amended and Restated)

Pentair, Inc. Compensation Plan for Non-Employee Directors (As Amended and Restated)

Employee Stock Ownership Plan of the Pentair, Inc. Retirement Savings and Stock Incentive Plan

Pentair, Inc. Retirement Savings Stock Incentive Plan, as Amended and Restated

Pentair, Inc. Omnibus Stock Incentive Plan, as Amended and Restated

Pentair, Inc. 2008 Omnibus Stock Incentive Plan, as Amended and Restated

(Full title of the plans)

Angela D. Lageson Senior Vice President, General Counsel and Secretary Pentair, Inc. 5500 Wayzata Boulevard, Suite 800 Golden Valley, Minnesota 55416 (763) 545-1730	Copy to: Benjamin F. Garmer, III John K. Wilson Foley & Lardner LLP 777 East Wisconsin Avenue Milwaukee, Wisconsin 53202 (414) 271-2400
(Name, address and telephone number of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check One):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

TERMINATION OF REGISTRATION

Pentair, Inc. (the “Company”) is filing this Post-Effective Amendment to its Registration Statements on Form S-8 to withdraw and remove from registration the unissued and unsold shares of the Company’s common stock, par value $0.16 2/3 per share (the “Common Stock”), issuable by the Company pursuant to the (i) Pentair, Inc. Outside Directors Nonqualified Stock Option Plan; (ii) International Stock Purchase and Bonus Plan; (iii) Pentair, Inc. Employee Stock Purchase and Bonus Plan (As Amended and Restated); (iv) Pentair, Inc. Compensation Plan for Non-Employee Directors (As Amended and Restated); (v) Employee Stock Ownership Plan of the Pentair, Inc. Retirement Savings and Stock Incentive Plan; (vi) Pentair, Inc. Retirement Savings Stock Incentive Plan, as Amended and Restated; (vii) Pentair, Inc. Omnibus Stock Incentive Plan, as Amended and Restated; and (viii) Pentair, Inc. 2008 Omnibus Stock Incentive Plan, as Amended and Restated previously registered by the Company pursuant to the following registration statements:

•	Registration Statement on Form S-8 (Registration No. 33-42268) filed with the Securities and Exchange Commission on August 16, 1991;

•	Registration Statement on Form S-8 (Registration No. 333-12561) filed with the Securities and Exchange Commission on September 24, 1996;

•	Registration Statement on Form S-8 (Registration No. 333-62475) filed with the Securities and Exchange Commission on August 28, 1998;

•	Registration Statement on Form S-8 (Registration No. 333-75166) filed with the Securities and Exchange Commission on December 14, 2001;

•	Registration Statement on Form S-8 (Registration No. 333-115429) filed with the Securities and Exchange Commission on May 12, 2004;

•	Registration Statement on Form S-8 (Registration No. 333-115430) filed with the Securities and Exchange Commission on May 12, 2004;

•	Registration Statement on Form S-8 (Registration No. 333-115432) filed with the Securities and Exchange Commission on May 12, 2004;

•	Registration Statement on Form S-8 (Registration No. 333-126693) filed with the Securities and Exchange Commission on July 19, 2005;

•	Registration Statement on Form S-8 (Registration No. 333-152458) filed with the Securities and Exchange Commission on July 22, 2008;

•	Registration Statement on Form S-8 (Registration No. 333-160925) filed with the Securities and Exchange Commission on July 31, 2009; and

•	Registration Statement on Form S-8 (Registration No. 333-168377) filed with the Securities and Exchange Commission on July 29, 2010 (collectively, the “Registration Statements”).

On September 14, 2012, the Company’s shareholders approved the Merger Agreement, dated as of March 27, 2012, among Tyco International Ltd., Pentair Ltd. (formerly Tyco Flow Control International Ltd., hereinafter “New Pentair”) Panthro Acquisition Co., Panthro Merger Sub, Inc. (“Merger Sub”) and the Company, as amended by Amendment No. 1, dated as of July 25, 2012 (the “Merger Agreement”). Upon the filing of the Articles of Merger with the Minnesota Secretary of State on September 28, 2012 (the “Effective Time”), the Company was merged with and into Merger Sub and the Company became a wholly-owned subsidiary of New Pentair (the “Merger”). Each share of the Company’s Common Stock issued and outstanding immediately prior to the Effective Time was canceled and automatically converted into and became the right to receive one newly issued common share, par value CHF 0.50, of New Pentair.

As a result of the Merger, the Company terminated all offerings of its securities pursuant to its existing registration statements, including the Registration Statements. In accordance with an undertaking made by the Company in the Registration Statements to remove from registration, by means of a post-effective amendment, any shares of its Common Stock which remain unsold at the termination of the offering, the Company hereby removes from registration all shares of Common Stock registered under the Registration Statements that remained unsold as of the effective time of the Merger.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Golden Valley, State of Minnesota, on September 28, 2012.

PENTAIR, INC.

By:	/s/ John L. Stauch
John L. Stauch
Executive Vice President and
Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to the Registration Statements has been signed by the following persons in the capacities listed below on September 28, 2012.

Signature	Title

/s/ Randall J. Hogan Randall J. Hogan	Chief Executive Officer (Principal Executive Officer)

/s/ John L. Stauch John L. Stauch	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Mark C. Borin Mark C. Borin	Corporate Controller, Chief Accounting Officer and Director (Principal Accounting Officer)

/s/ Angela D. Lageson Angela D. Lageson	Director